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                                                                    Exhibit 10.2

                             EMPLOYEE INCENTIVE PLAN
                                  JANUARY 2002

1. PURPOSES

The purposes of the Employee Incentive Plan of ON Semiconductor Corporation are to motivate employees of the Company (as defined below) to improve stockholder value by linking a portion of their cash compensation to the Company's financial performance, reward employees for improving the Company's financial performance, and help attract and retain key employees.

2. DEFINITIONS

         A. "Award" means any cash incentive payment made under the Plan.

         B. "Committee" means the Compensation Committee of the Board of Directors of ON Semiconductor Corporation, or such other committee designated by the Board of Directors, which is authorized to administer the Plan (as defined below) under Section 3 hereof.

         C. "Company" means ON Semiconductor Corporation and any corporation or other business entity of which ON Semiconductor Corporation (i) directly or indirectly has an ownership interest of 50% or more, or (ii) has a right to elect or appoint 50% or more of the board of directors or other governing body.

         D. "EBITDA" means the Company's earnings before interest, taxes, depreciation, and amortization.

         E. "Participant" means any employee to whom an Award is granted under the Plan.

         F. "Plan" means this Plan, which shall be known as the Employee Incentive Plan and/or the ONcentive Plan.

         G. "Performance Period" means one or more periods of time, which may be of varying and overlapping duration, as the Committee may select, over which the attainment of one or more performance goals will be measured for the purpose of determining a Participant's right to, and the payment of, compensation under the Plan.

         H. "Deferred Compensation Plan" means the ON Semiconductor Executive Deferred Compensation Plan, as amended and restated on March 8, 2000, and as thereafter amended from time to time.

3. ADMINISTRATION

         A. The Plan shall be administered by the Committee. The Committee shall have the authority to:

         (i) interpret and determine all questions of policy and expediency pertaining to the Plan;


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         (ii)     adopt such rules, regulations, agreements and instruments, as it deems necessary for its proper administration;

         (iii)    select employees to be Participants in the Plan;

         (iv)     determine Participants that receive Awards;

         (v) determine performance goals and levels of performance for the Plan;

         (vi) determine any formula necessary to calculate the amount of Awards under the Plan;

         (vii) determine the terms of Awards including, without limitation, the duration of any Performance Period;

         (viii) determine amounts subject to Awards (within the limits prescribed in the Plan);

         (ix) determine whether Awards will be granted in replacement of or as alternatives to any other incentive or compensation plan of the Company or an acquired business unit;

         (x)      grant waivers of Plan or Award conditions;

         (xi)     accelerate the payment of Awards;

         (xii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award notice;

         (xiii) take any and all other actions it deems necessary or advisable for the proper administration of the Plan;

         (xiv) adopt such Plan procedures, regulations, subplans and the like as it deems are necessary to enable Participants to receive Awards; and

         (xv)     amend the Plan at any time and from time to time.

         B. The Committee may delegate its authority to grant and administer Awards to a separate committee.

4. ELIGIBILITY

Each regular full-time or part-time employee of the Company working twenty (20) hours or more per week is eligible to participate in the Plan; provided, however such employee shall not be eligible to participant in the Plan, if the employee is eligible to participate in any other bonus incentive plan of the Company. Any employee of the Company who is designated as an on-call, intern, co-op, part-time working less than 20 hours per week, or any individual designated as a contractor, consultant, hired through a temporary staffing agency, or similar arrangement is not eligible to participate in the Plan. From among the above eligible employees, the Committee shall select individuals to be Participants in the Plan.

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5. PERFORMANCE GOALS

         A. The Company will grant an Award in the event certain performance goals are met for a Performance Period as determined by the Committee. The performance goals shall be determined by the Committee in its sole and absolute discretion. It is the Committee's initial determination to base the performance goals on EBITDA, however, the Committee, in its sole and absolute discretion, may select any other performance goal at any time in the future. The target goal for each Performance Period will be communicated to the Participants in a timely manner by the Company near the beginning of each Performance Period.

         B. The Committee shall determine level(s) of performance that must be achieved before there is an Award.

         C. Based on the Company's recommendation, the Committee shall establish the formula necessary to determine the amount, if any, of each Participant's Award.

6. AWARDS

         A. Awards may be made on the basis of Company and/or business unit performance goals and formulas as determined by the Committee; provided, however that for the first and second Performance Period of the Plan the Committee has determined that EBITDA shall be the performance goals. Should the EBITDA goals for the first Performance Period of the Plan be met, Awards will be paid by the Company as soon as is reasonably practicably after the close of the accounting books and records of the Company for the period ended June 28, 2002. Should the EBITDA goals for the second Performance Period of the Plan be met, Awards shall be paid by the Company as soon as is reasonably practicable after the close of the accounting books and records of the Company for the period ended December 31, 2002. Subject to the terms of the Plan, the Company will pay Awards to Participants as soon as is reasonably practicable after the close of the accounting books and records of the Company for the relevant Performance Period.

         B. The Committee, in its sole and absolute discretion, may increase, reduce or eliminate a Participant's Award at any time before it is paid, whether or not calculated on the basis of pre-established performance goals or formulas.

         C. The payment of an Award requires that the Participant be on the Company's payroll as of the last day of each Performance Period and on the Company's payroll as of the date the Award is paid. The Committee may make exceptions to this requirement in its sole and absolute discretion.

         D. The Company shall withhold all applicable federal, state, local and foreign taxes required by law to be paid or withheld relating to the receipt or payment of any Award.

         E. Those Participants who are also participants in the Deferred Compensation Plan may defer payment of an Award or any portion thereof under this Plan pursuant to the Deferred Compensation Plan.

7. GENERAL

         A. The Plan shall become effective as of January 1, 2002.

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         B. Any rights of a Participant under the Plan shall not be assignable by such Participant, by operation of law or otherwise, except by will or the laws of descent and distribution. No Participant may create a lien on any funds or rights to which he or she may have an interest under the Plan, or which is held by the Company for the account of the Participant under the Plan.

         C. Participation in the Plan shall not give any employee any right to remain an employ of the Company. Further, the adoption of this Plan shall not be deemed to give any employee or other individual the right to be selected as a Participant or to be granted an Award.

         D. To the extent any person acquires a right to receive payments from the Company under this Plan; such rights shall be no greater than the rights of an unsecured creditor of the Company.

         E. The Plan shall be governed by and construed in accordance with the laws of the State of Arizona.

         F. The Committee may suspend or terminate the Plan at any time with or without prior notice, and with or without reason. In addition, the Committee may from time to time, with or without prior notice, and with or without reason, amend or modify the Plan in any manner.


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